UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 20, 2019
AgroFresh Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36316 (Commission File Number)	46-4007249 (I.R.S. Employer Identification Number)
One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA (Address of principal executive offices)		19106 (Zip code)

(267) 317-9139
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGFS	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	AGFSW	The Nasdaq Stock Market LLC

Item 1.02 Termination of a Material Definitive Agreement.

On December 20, 2019, AgroFresh Solutions, Inc. (the “Company”) entered into a termination agreement (the “Termination Agreement”) with The Dow Chemical Company (“Dow”), Rohm and Haas Company (“R&H”) and AgroFresh Inc., a wholly-owned subsidiary of the Company (“AgroFresh”), with respect to the Tax Receivables Agreement, dated as of July 31, 2015 and amended as of April 4, 2017 (the “Tax Receivables Agreement”), by and among the Company, Dow, R&H and AgroFresh. Pursuant to the Termination Agreement, the Tax Receivables Agreement was terminated effective immediately, and the Company (through AgroFresh and certain of its other subsidiaries) paid to Dow an aggregate of $16 million in settlement of all past and estimated future liabilities that would have been owed under the Tax Receivables Agreement.

A copy of the Termination Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Termination Agreement is qualified in its entirety by reference thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.02 above is incorporated into this Item 2.03 by reference.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

10.1	Termination Agreement, dated December 20, 2019, among the registrant, The Dow Chemical Company, Rohm and Haas Company and AgroFresh Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: December 20, 2019

AGROFRESH SOLUTIONS, INC. By: /s/ Thomas Ermi Name: Thomas Ermi Title: Vice President and General Counsel